EXHIBIT 10.14

                             STOCK OPTION AGREEMENT

     THIS AGREEMENT, dated February 1, 2000 between National Medical Health Card Systems, Inc, 26 Harbor Park Drive, Port Washington, New York, 11050 (the "Company") and Marjorie G. O'Malley, residing at 28 Loyal Ledge Lane, Guilford, CT 06437 ("the Optionee").

     WHEREAS, the Optionee is a key employee of the Company; and

     WHEREAS, the Company, desires to afford the Optionee the ability to acquire a proprietary interest in the Company.

     NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee (the "Grant") the right and option to purchase Common Shares of the Company under and pursuant to the terms and conditions of the 1999 Stock Option Plan (the "Plan") and upon and subject to the following terms and conditions:

     1. GRANT OF OPTION

     Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Optionee, the right and option (the "Option") to purchase during the periods specified in Paragraph 2, all of or any part of 63,922 shares (the "Option Shares") of the Company par value $.001 per share (the "Common Stock"), which Option Shares when issued upon the exercise of such option and paid for in accordance with the terms hereof shall be fully paid and nonassessable.

     2. PERIOD AND EXERCISE

          A. The Option granted hereunder shall become exercisable as follows:

               i. one-third (1/3) or 21,308 Common Shares shall be exercisable during the period commencing the date hereof and terminating at 5:00 P.M. on December 7, 2005 (the "Expiration Date");

               ii. one-third (1/3) or 21,308 Common Shares shall be exercisable during the period commencing December 7, 2000 and terminating at 5:00 P.M. on the Expiration Date;

               iii. one-third (1/3) or 21,308 Common Shares shall be exercisable during the period commencing December 7, 2001 and terminating at 5:00 P.M. on the Expiration Date; Notwithstanding anything to the contrary contained in Section 12(a) of the Plan, the Option must be exercised in whole (or in part, if not fully vested), on a date one year after termination of Optionee's employment with the Company or December 7, 2005, whichever is earlier.

     During the term of the Option, the Company may, in its sole discretion, at any time accelerate the Optionee's right to exercise the Option with respect to all or any portion of the Common Stock covered by the Option and, with the consent of the Optionee, impose in connection with such acceleration such other conditions or restrictions on the Option, or any Common Stock acquired upon the exercise of the Option, as the Company in its sole discretion deems appropriate.

          B. For the purposes of this Agreement, employment may be considered continuous although interrupted by a leave of absence authorized by the Company; provided, however, that the Optionee shall return to service on or prior to the expiration of such leave of absence.

     Should the Company authorize such leave of absence, the Company may, in his discretion, give credit for the time of such leave in computing whether sufficient time, pursuant to Paragraph 2, has elapsed for the Option or any part thereof to be exercised. In no event, however, may the Option be exercised beyond the Expiration Date.

          C. This Option may be exercised pursuant to its terms by the Optionee's giving written notice thereof to the Company at the address above, which exercise shall be effective upon receipt of such notice. Such notice shall specify the number of Shares of Common Stock with respect to which the Option is being exercised. The notice shall be accompanied by payment in full of the Purchase Price specified in Paragraph 3 for such Shares in cash or certified or bank cashier's check payable to the order of the Company.

          D. If a registration statement under the Securities Act of 1933, as amended (the "Act"), is not then in effect with respect to the Shares issuable upon exercise of this Option, then it shall be a condition precedent to the exercise of this Option that the Optionee provide Brodsky with a written undertaking, satisfactory to Brodsky, that she is acquiring the Shares for her own account for investment and not with a view to the distribution thereof and all certificates representing the Shares issued upon exercise of the Option shall bear an appropriate restrictive legend.

     In the event that this Option is exercised pursuant to Paragraph 11, by any person other than the Optionee, the aforesaid undertaking shall also be accompanied by appropriate proof of the right of such person to exercise the same.

     3. PURCHASE PRICE

     Subject to the provisions of Paragraph 7, the Purchase Price per Share of Common Stock subject to this Option shall be Five Dollars and 87/100 ($5.87) (the "Purchase Price"). Such price has been found by the Company to be not less than 100% of the fair market value per Share as of the date hereof.

     4. CANCELLATION OF OPTION

     Subject to the consent of the Optionee, the Company may, from time to time, cancel all or any portion of the Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the aggregate fair market value of the Shares at the date of such cancellation subject to the portion of the Option so cancelled over the aggregate Purchase Price of such shares, (ii) the issuance or transfer to the Optionee of shares of stock with a fair market value, at the date of such transfer, equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess.

     5. TERMINATION OF EMPLOYMENT

          A. GENERAL RULE. Except as provided in Paragraph 5(B), if the Optionee's employment with the Company is terminated for any reason, then the Option granted hereunder shall expire one year after such termination (without regard to any severance pay, vacation pay or other payments upon termination), and all rights to purchase Shares of Common Stock which the Optionee would have been able to purchase under Paragraph 2, shall terminate on such day.

          B. DEATH, DISABILITY OR RETIREMENT. If the Optionee's employment with the Company is terminated for any reason described in this Paragraph 5(B), then the Optionee, or her beneficiaries or legal representatives, as the case may be, shall have the right, within the following period of time subsequent to such termination, to exercise the Option to purchase the number of Shares which the Optionee would have been able to purchase under Paragraph 2 on the date before her termination:

               i. one year when termination of employment is without cause;

               ii. 6 months when termination of employment is caused by death or the Optionee dies within 30 days after termination of employment for any reason described in Paragraph 5 (B) (iii); and

               iii. one year when termination is caused by Permanent or Total Disability.

     As used herein, "Permanent and Total Disability" means permanent and total disability as defined in Section 105 (d) (4) of the Code, as evidenced by a certificate from a qualified physician to the effect that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     6. COMPLIANCE WITH SECURITIES LAWS.

     The granting and exercise of this Option and the Company's obligation to deliver stock pursuant to an exercise of this Option shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by a regulatory or governmental agency as may be required. Accordingly, if in the opinion of the Company, Shares subject to Options are required to be registered under the Act and such registration has not been effected or a Prospectus complying with the requirements of Section 10 of the Act is not available for delivery upon exercise of this Option, then the Company shall not be required to deliver the Shares subject to the Option to the extent being exercised until the registration has been effected and the Prospectus made available. Pending satisfaction of the foregoing, such exercise shall be deemed suspended and there shall be returned to the person exercising this Option the proceeds representing the Purchase Price. In such event, the Company shall provide notice to the Optionee or her representative of the satisfaction of the foregoing registration condition, whereupon the right to exercise this Option shall be reinstated.

     7. CAPITAL ADJUSTMENT

          A. If the Company is separated or reorganized, or merged or consolidated with another corporation, there shall be substituted for the Shares issuable upon exercise of the outstanding Options an appropriate number of shares of each class of stock, other securities or other assets of the separated or reorganized, or merged or consolidated corporation which were distributed to the shareholders of the Company in respect of such Shares; provided, however, that the Option may be exercised in full by the Optionee as of the effective date of any such separation, reorganization, merger, or consolidation of the Company without regard to the installment exercise provisions of Paragraph 2, by the Optionee giving notice in writing to the Companuy of her intention to so exercise.

          B. If the Company is liquidated or dissolved then all outstanding portions of the Option may be exercised in full by the Optionee as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Paragraph 2, by the Optionee giving notice in writing to the Company of her intention to so exercise.

          C. If the outstanding Shares of Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to this Option and the Purchase Price for such Shares shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price; provided, however, no adjustment shall be made by reason of the distribution or subscription rights on outstanding stock.

     8. NO OTHER ADJUSTMENT

     Except as provided in Paragraph 7, no adjustments shall be made for dividends or other rights for which the record date shall be prior to the issuance of a stock certificate to the Optionee by reason of her exercise of this Option.

     9. RIGHTS IN OPTION STOCK

     The Optionee shall not be or have any rights or privileges of a shareholder of the Company in respect of any Shares purchasable upon the exercise of any part of this Option unless and until certificates representing such Shares shall have been issued by the Company to such holder.

     10. STOCK RESERVED

     The Company shall at all times during the term of this Agreement reserve and keep available such number of Shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement and shall pay all original issue taxes, if any, on the exercise of this Option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

     11. RESTRICTIONS ON TRANSFERS

          A. Notwithstanding anything to the contrary herein contained, neither this Option nor any rights represented hereby shall be transferable or assignable by the Optionee otherwise than by will or under the laws of descent and distribution, nor shall this Option be sold, pledged, hypothecated or encumbered. This Option shall be exercisable during the Optionee's lifetime only by the Optionee, and any attempt to transfer or assign this Option in violation of the foregoing shall be void and of no force or effect.

          B. Shares of Common Stock acquired upon the exercise of this Option may not be transferred except in accordance with all applicable federal and state securities laws, rules and regulations. The Company may require investment or residency representations from the Optionee or impose other restrictions prior to issuance of Shares to the Optionee or transfer of such Shares by the Optionee.

     12. NOTICES

     All notices which are provided for under any of the provisions of this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested. Any such notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to the Optionee or to her legal representative or beneficiary, such notice shall be effective upon delivery if delivered personally or three business days after mailing, registered first class postage prepaid, to the last known address of the person to whom notice is to be given. All notices required to be given to the Company or to its legal representative or beneficiary, shall be addressed to the Company at the address of the Company set forth above, or at such other address as he may designate by notice hereunder.

     13. FRACTIONAL SHARE

     The Company shall not be required to issue any fractional Share upon exercise of this Option, but it shall pay to the Optionee, or to her legal representatives or beneficiaries who acquire the right to exercise this Option by bequest or inheritance on the death of the Optionee, the cash equivalent of any fractional Share interests, as determined in the sole discretion of the Company.

     14. OPTIONS

     The Company may modify, extend or renew this Option or accept the surrender of this Option (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of this Option shall, without the consent of the Optionee, impair any rights or obligations under the Option.

     15. APPLICABLE LAW; SEVERABILITY

     This Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     The Company shall have the right to require the Optionee or, if applicable, the Optionee's legal representatives or beneficiaries to pay to the Company the amount of any taxes which the Company is required to withhold or pay with respect to the exercise of any Option granted hereunder or any subsequent disposition of Common Stock issued upon exercise of an Option.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first written above.


                                                NATIONAL MEDICAL HEALTH CARD
                                                  SYSTEMS, INC.

                                                BY:/s/Bert E. Brodsky
                                                      Bert E. Brodsky


                                                   /s/Marjorie G. O'Malley
                                                      Marjorie G. O'Malley